Exhibit 99.2

SWEPI PROPERTIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 25, 2014, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed the previously announced acquisition of all producing and non-producing properties in the Pinedale field in Sublette County, Wyoming (the “SWEPI Properties”) from SWEPI, LP, an affiliate of Royal Dutch Shell, plc in exchange for certain of the Company’s producing and non-producing properties in Pennsylvania (the “Pennsylvania Properties”) and a cash payment of $925.0 million (the “SWEPI Transaction”) pursuant to a Purchase and Sale Agreement dated August 13, 2014. The effective date of the transaction was April 1, 2014. After customary effective-date adjustments and closing adjustments, including payments in settlement of certain liabilities incurred prior to the effective date, the adjusted cash payment was $983.0 million and is subject to further post-closing adjustments. The SWEPI Properties consist primarily of 19,600 net mineral acres in Wyoming where the majority of the properties acquired are those in which the Company already owns an interest and associated oil and gas production and wells and the Pennsylvania Properties consist primarily of 155,000 net acres in Pennsylvania and associated oil and gas production and wells.

On December 12, 2013, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed its previously-announced acquisition of oil-producing properties and undeveloped acreage located in the Three Rivers Field in Uintah County, Utah (the “Uinta Basin Properties”) from Axia Energy, LLC for a contract price of $652.0 million, subject to customary adjustments. The effective date of the transaction was October 1, 2013. After customary effective-date adjustments and closing adjustments, the adjusted purchase price was $649.8 million. The Uinta Basin Properties consist primarily of a 100% operated working interest in the Three Rivers Field and undeveloped acreage. All of the Uinta Basin Properties are located in northeastern Utah in the United States.

The accompanying unaudited pro forma condensed combined financial statements and accompanying notes of the Company as of and for the six months ended June 30, 2014 and for the year ended December 31, 2013 (the “Pro Forma Statements”), which have been prepared by Ultra’s management, are derived from (a) the unaudited consolidated financial statements of Ultra as of and for the six months ended June 30, 2014 included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014; (b) the unaudited statements of revenues and direct operating expenses of the SWEPI Properties for six months ended June 30, 2014; (c) the audited consolidated financial statements of Ultra for the year ended December 31, 2013 included in its Annual Report on Form 10-K for the year ended December 31, 2013; (d) the audited statement of revenues and direct operating expenses of the SWEPI Properties for the year ended December 31, 2013; and, (e) the unaudited statement of revenues and direct operating expenses of the Uinta Basin Properties for the nine months ended September 30, 2013 combined with the revenues and direct operating expenses of the Uinta Basin Properties for the period from October 1, 2013 through December 11, 2013.

These Pro Forma Statements are provided for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the transactions been in effect on the dates or for the periods indicated, or of the results that may occur in the future. The pro forma statements of income are not necessarily indicative of Ultra’s operations going forward because the presentation of the operations of the SWEPI Properties and the Uinta Basin Properties is limited to only revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded. The unaudited pro forma condensed combined balance sheet was prepared assuming the SWEPI Transaction, including purchase price adjustments to date, and assumed related financing transactions occurred on June 30, 2014. The unaudited pro forma condensed combined statements of income were prepared assuming the purchase of the SWEPI Properties and the Uinta Basin Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on January 1, 2013. These Pro Forma Statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, the audited Statement of Revenues and Direct Operating Expenses for the SWEPI Properties for the year ended December 31, 2013, and the unaudited Statement of Revenues and Direct Operating Expenses for the SWEPI Properties for the six months ended June 30, 2014 listed as Exhibit 99.1 to this Current Report on Form 8-K/A and the unaudited statement of revenues and direct operating expenses of the Uinta Basin Properties for the nine months ended September 30, 2013 included in Exhibit 99.1 on the Company’s Report on Form 8-K/A filed on February 24, 2014.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

UNUADITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2014

	Historical	Pro Forma SWEPI Transaction Adjustments (a)	Pro Forma SWEPI Transaction Financing Adjustments (b)	Pro Forma
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$5,092	$(983,001)	$983,001	$5,092
Restricted cash	117	—	—	117
Oil and gas revenue receivable	98,325	—	—	98,325
Joint interest billing and other receivables	26,139	—	—	26,139
Other current assets	15,105	4,334	—	19,439

Total current assets	144,778	(978,667)	983,001	149,112
Oil and gas properties, net, using the full cost method of accounting:
Proven	2,178,293	1,045,073	—	3,223,366
Unproven properties not being amortized	399,027	—	—	399,027
Property, plant and equipment, net	219,691	(98,852)	—	120,839
Deferred income taxes	6	—	—	6
Deferred financing costs and other	16,338	—	13,528	29,866

Total assets	$2,958,133	$(32,446)	$996,529	$3,922,216

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,478	$—	$—	$59,478
Accrued liabilities	85,746	7,595	—	93,341
Production taxes payable	46,717	—	—	46,717
Current portion of long-term debt	100,000	—	—	100,000
Interest payable	31,427	—	—	31,427
Derivative liabilities	40,007	—	—	40,007
Capital cost accrual	134,329	(79,812)	—	54,517

Total current liabilities	497,704	(72,217)	—	425,487
Long-term debt	2,337,000	—	996,529	3,333,529
Deferred gain on sale of liquids gathering system	142,124	—	—	142,124
Other long-term obligations	104,830	39,771	—	144,601
Commitments and contingencies
Shareholders’ equity:
Common stock	489,362	—	—	489,362
Treasury stock	(37)	—	—	(37)
Retained loss	(612,850)	—	—	(612,850)

Total shareholders’ deficit	(123,525)	—	—	(123,525)

Total liabilities and shareholders’ equity	$2,958,133	$(32,446)	$996,529	$3,922,216

See accompanying notes.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

	Historical	Pro Forma SWEPI Transaction Adjustments		Pro Forma SWEPI Transaction Financing Adjustments		Pro Forma Uinta Basin Properties Acquisition Adjustments		Pro Forma Uinta Basin Properties Acquisition Financing Adjustments		Pro Forma
	(in thousands, except per share data)
Natural gas sales	$824,266	$174,647	(c)	—		$—		—		$998,913
Oil sales	109,138	49,048	(c)	—		46,630	(d)	—		204,816
NGL sales	—	3,295	(c)	—		—		—		3,295

Total operating revenues	933,404	226,990		—		46,630		—		1,207,024

Expenses:
Lease operating expenses	68,106	29,371	(c)	—		7,339	(d)	—		104,816
Liquids gathering system operating lease expense	20,000	—		—		—		—		20,000
Production taxes	72,398	34,689	(c)	—		1,330	(d)	—		108,417
Gathering fees	52,074	1,921	(c)	—		—		—		53,995
Transportation charges	82,797	113,384	(c)	—		—		—		196,181
Depletion, depreciation and amortization	243,390	65,579	(e)	—		17,983	(e)	—		326,952
General and administrative	22,373	—		—		—		—		22,373

Total operating expenses	561,138	244,944		—		26,652		—		832,734

Operating income	372,266	(17,954)		—		19,978		—		374,290

Other income (expense), net:
Interest expense:
Incurred	(103,471)	—		(55,581	)(f)	—		(29,196	)(g)	(188,248)
Capitalized	1,985	—		—		—		22,636	(h)	24,621
(Loss) on commodity derivatives	(46,754)	—		—		—		—		(46,754)
Deferred gain on sale of liquids gathering system	10,553	—		—		—		—		10,553
Other (expense) income, net	(357)	—		—		—		—		(357)

Total other (expense) income, net	(138,044)	—		(55,581)		—		(6,560)		(200,185)

Income (loss) before income tax (benefit)	234,222	(17,954)		(55,581)		19,978		(6,560)		174,105

Income tax (benefit)	(3,616)	—	(i)	—		—	(i)	—		(3,616)

Net income (loss)	$237,838	$(17,954)		$(55,581)		$19,978		(6,560)		$177,721

Net income per common share – basic	$1.55									$1.16

Net income per common share – fully diluted	$1.54									$1.15

Weighted average common shares outstanding – basic	152,963									152,963

Weighted average common shares outstanding – fully diluted	154,426									154,426

See accompanying notes.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

	Historical	Pro Forma SWEPI Transaction Adjustments		Pro Forma SWEPI Transaction Financing Adjustments		Pro Forma
	(in thousands, except per share data)
Natural gas sales	$500,111	$104,605	(c)	$—		$604,716
Oil sales	122,250	22,824	(c)	—		145,074
NGL sales	—	460	(c)	—		460

Total operating revenues	622,361	127,889		—		750,250

Expenses:
Lease operating expenses	43,972	14,373	(c)	—		58,345
Liquids gathering system operating lease expense	10,153	—		—		10,153
Production taxes	50,525	20,700	(c)	—		71,225
Gathering fees	26,157	762	(c)	—		26,919
Transportation charges	37,848	50,213	(c)	—		88,061
Depletion, depreciation and amortization	128,522	30,353	(e)	—		158,875
General and administrative	8,503	—		—		8,503

Total operating expenses	305,680	116,401		—		422,081

Operating income	316,681	11,488		—		328,169

Other income (expense), net:
Interest expense:
Incurred	(65,307)	—		(27,562	)(f)	(92,869)
Capitalized	10,945	—		—		10,945
(Loss) on commodity derivatives	(60,375)	—		—		(60,375)
Deferred gain on sale of liquids gathering system	5,276	—		—		5,276
Other income (expense), net	2	—		—		2

Total other (expense) income, net	(109,459)	—		(27,562)		(137,021)

Income (loss) before income tax benefit	207,222	11,488		(27,562)		191,148

Income tax benefit	(541)	—	(i)	—		(541)

Net income (loss)	$207,763	$11,488		$(27,562)		$191,689

Net income per common share – basic	$1.36					$1.25

Net income per common share – fully diluted	$1.34					$1.24

Weighted average common shares outstanding – basic	153,110					153,110

Weighted average common shares outstanding – fully diluted	154,915					154,915

See accompanying notes.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On September 25, 2014, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed the previously announced acquisition of all producing and non-producing properties in the Pinedale field in Sublette County, Wyoming (the “SWEPI Properties”) from SWEPI, LP, an affiliate of Royal Dutch Shell, plc in exchange for certain of the Company’s producing and non-producing properties in Pennsylvania (the “Pennsylvania Properties”) and a cash payment of $925.0 million (the “SWEPI Transaction”) pursuant to a Purchase and Sale Agreement dated August 13, 2014. The effective date of the transaction is April 1, 2014. After customary effective-date adjustments and closing adjustments, including payments in settlement of certain liabilities incurred prior to the effective date, the adjusted cash payment was $983.0 million and is subject to further post-closing adjustments. The SWEPI Properties consist primarily of 19,600 net mineral acres in Wyoming and associated oil and gas production and wells, and the Pennsylvania Properties consist primarily of 155,000 net acres in Pennsylvania and associated natural gas production and wells.

On September 18, 2014, the Company issued $850.0 million of 6.125% Senior Notes due 2024 (“Notes”) in order to finance a portion of the purchase price of the SWEPI Transaction. The remainder of the cash payment of $146.5 million was funded through borrowings under the Company’s senior revolving credit facility. The Notes are general, unsecured senior obligations of the Company.

On December 12, 2013, a wholly owned subsidiary of the Company completed its previously-announced acquisition of oil-producing properties and undeveloped acreage located in the Uinta Basin in Utah (the “Uinta Basin Properties”) from Axia Energy, LLC for a contract price of $652.0 million, subject to customary adjustments. The effective date of the transaction was October 1, 2013. After customary effective-date adjustments and closing adjustments, the adjusted purchase price was $645.2 million. The Uinta Basin Properties consist primarily of a 100% operated working interest in the Three Rivers Field and undeveloped acreage. All of these properties referred to above are located the Uinta Basin of northeastern Utah in the United States.

On December 12, 2013, the Company issued $450.0 million of 5.75% Senior Notes due 2018 (“2018 Notes”) in order to finance a portion of the purchase price of the Uinta Basin Properties. The remainder of the purchase price of $208.8 million was funded through borrowings under the Company’s senior revolving credit facility. The 2018 Notes are general, unsecured senior obligations of the Company.

The historical financial information is derived from the historical, consolidated financial statements of the Company and the historical statements of revenues and direct operating expenses for the SWEPI Properties (which were based on information provided by SWEPI, LP), and the historical statements of revenues and direct operating expenses for the Uinta Basin Properties (which were based on information provided by Axia). The unaudited pro forma condensed combined statements of income were prepared assuming the purchase of the SWEPI Properties and the Uinta Basin Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet at June 30, 2014 was prepared based on the Company’s historical consolidated balance sheet at June 30, 2014, and was prepared as if the SWEPI Transaction and related financing had occurred June 30, 2014.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the SWEPI Transaction and the Uinta Basin Properties’ acquisition. These unaudited pro forma combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2. Pro Forma Adjustments and Other Information

The following adjustments were made in the preparation of the condensed combined financial statements:

(a)	The adjusted cash payment for the SWEPI Transaction as reported below is subject to further adjustments. The Company expects final settlement to occur in 2014. The adjusted cash payment as of the closing date, September 25, 2014, includes, as noted above, adjustments for revenues and expenses subsequent to April 1, 2014 as well as the settlement of certain liabilities and is comprised of the following components (in thousands):

Adjusted cash payment	$983,001

Assets:
Other Current Assets:
Acquired condensate inventory – SWEPI Properties	$819
Acquired yard inventory – SWEPI Properties	3,515

Subtotal – Other current assets	4,334

Proven oil and gas properties	1,045,073

Property, Plant & Equipment:
Divested Gathering System – Pennsylvania Properties	(99,700)
Acquired other fixed assets – SWEPI Properties	848

Subtotal – Property, plant and equipment	(98,852)

Total assets acquired, net of divested properties	$950,555

Liabilities:
Net current liabilities – Pennsylvania Properties	$(72,217)

Other long-term obligations:
Acquired asset retirement obligations – SWEPI Properties	55,531
Divested asset retirement obligations – Pennsylvania Properties	(15,760)

Subtotal – Other long-term obligations	39,771

Total liabilities settled, net	$(32,446)

(b)	For these Pro Forma Statements, the cash consideration is assumed to be funded from the net proceeds from the issuance of $850.0 million of senior notes at 6.125% and the remainder from borrowings under the Company’s senior revolving bank credit facility.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(c)	Revenues and direct operating expenses were derived from the historical records of SWEPI, LP for the acquired SWEPI Properties and from the historical records of the Company for the divested Pennsylvania Properties (in thousands):

	For the Year Ended December 31, 2013
	Acquired SWEPI Properties	Divested Pennsylvania Properties	Pro Forma SWEPI Transaction
Revenues:
Natural gas sales	$305,957	$(131,310)	$174,647
Oil sales	49,048	—	49,048
NGL sales	3,295	—	3,295

Total operating revenues	358,300	(131,310)	226,990

Direct Operating Expenses:
Lease operating expenses	47,490	(18,119)	29,371
Production taxes	38,151	(3,462)	34,689
Gathering fees	—	1,921	1,921
Transportation charges	113,384	—	113,384

Total direct operating expenses	199,025	(19,660)	179,365

	For the Six Months Ended June 30, 2014
	Acquired SWEPI Properties	Divested Pennsylvania Properties	Pro Forma SWEPI Transaction
Revenues:
Natural gas sales	$173,872	$(69,267)	$104,605
Oil sales	22,824	—	22,824
NGL sales	460	—	460

Total operating revenues	197,156	(69,267)	127,889

Direct Operating Expenses:
Lease operating expenses	19,287	(4,914)	14,373
Production taxes	22,132	(1,432)	20,700
Gathering fees	—	762	762
Transportation charges	50,213	—	50,213

Total direct operating expenses	91,632	(5,584)	86,048

(d)	Revenues and direct operating expenses were derived from the historical records of Axia through September 30, 2013 and from actual settlement statements for the period from October 1, 2013 through December 11, 2013.

(e)	Depreciation, depletion and amortization (“DD&A”) was estimated using the full-cost method and determined as the incremental DD&A expense due to adding the costs, reserves and production of the SWEPI Properties and Uinta Basin Properties into the computation for the respective period and removing the costs, reserves and production of the Pennsylvania Properties. The Uinta Basin Properties’ purchase price allocation included amounts allocated to the pool of unevaluated properties for oil and gas interests. No DD&A expense was estimated for the unevaluated properties, which conforms to Ultra’s accounting policy. Asset retirement obligations, related accretion and future development costs were estimated by the Company. The historical depreciation expense associated with the Pennsylvania Properties’ gathering assets was reversed.

(f)	Interest expense was computed using an effective interest rate of 2.40%, which is the estimated interest rate for borrowings of $146.5 million on our senior revolving bank credit facility for the assumed borrowings, and an interest rate of 6.125% on the issuance of $850.0 million of Notes.

(g)	Interest expense was computed using an effective interest rate of 2.40%, which is the estimated interest rate for borrowings of $208.8 million on our senior revolving bank credit facility for the assumed borrowings, and an interest rate of 5.75% on the issuance of $450.0 million of 2018 Notes.

(h)	Adjustments to capitalized interest were computed for the additional amounts allocated to the pool of unevaluated properties associated with the purchase of the Uinta Basin Properties and the capitalization interest rate was adjusted for the assumed borrowings.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(i)	As a result of the ceiling test and other impairments recorded during the year ended December 31, 2012, the Company’s previously recorded net deferred tax liability fully reversed into a net deferred tax asset. The Company has recorded a full valuation allowance against its net deferred tax asset balance and no incremental income taxes are reflected on the Statement of Operations associated with the SWEPI Transaction or the Uinta Basin Properties’ acquisition.

3. Supplemental Oil and Gas Disclosures

Oil and Natural Gas Reserve Information

The following table presents certain unaudited pro forma information concerning Ultra’s proved oil and natural gas reserves as of December 31, 2013 assuming the SWEPI Transaction and the Uinta Basin Properties’ acquisition occurred on January 1, 2013. There are numerous uncertainties in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information such as reservoir performance, additional drilling, technological advancements and other factors become available. Decreases in the prices of oil and natural gas could have an adverse effect on the carrying value of the proved reserves and reserve volumes.

	Ultra Petroleum Corp.		SWEPI Transaction(1)			Ultra Petroleum Corp. Pro Forma
	Oil (MBbls)	Natural Gas (MMcf)	Oil (MBbls)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)	Oil (MBbls)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)
Proved Reserves as of December 31, 2012(2)	18,137	2,966,445	12,959	60,965	1,463,588	31,096	60,965	4,430,033
Extensions, discoveries and additions	11,329	1,409,528	—	—	—	11,329	—	1,409,528
Acquisitions(2)	10,114	—	—	—	—	10,114	—	—
Production	(1,196)	(224,912)	(572)	—	(40,186)	(1,768)	—	(265,098)
Revisions	(4,265)	(741,319)	—	—	2,770	(4,265)	—	(738,549)

Proved Reserves as of December 31, 2013(1)	34,119	3,409,742	12,387	60,965	1,426,172	46,506	60,965	4,835,914

Year-end proved developed reserves:
2013	20,566	1,777,267	4,525	18,997	386,847	25,091	18,997	2,164,114
2012	10,531	1,820,994	5,097	18,997	424,263	15,628	18,997	2,245,257

Year-end proved undeveloped reserves:
2013	13,553	1,632,475	7,862	41,968	1,039,325	21,415	41,968	2,671,800
2012	7,606	1,145,451	7,862	41,968	1,039,325	15,468	41,968	2,184,776

(1)	Data for the SWEPI Properties was derived using estimates of proved reserves as of June 30, 2014 and rolled back for production. Data for the Pennsylvania Properties was derived from the Company’s historical records.

(2)	On December 12, 2013, the Company completed the acquisition of crude oil assets located in Three Rivers Field in Uintah County, Utah. Total production for the year ended December 31, 2013 related to the Uinta Basin Properties’ acquisition was 652 MBbls, of which 596 MBbls was related to the period from January 1, 2013 through December 11, 2013.

Volume measurements:

MBbls – thousand barrels of crude oil and condensate

MMcf – million cubic feet of natural gas

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following tables present certain unaudited pro forma information concerning the standardized measure of discounted cash flows of the Company’s proved oil and natural gas reserves as of December 31, 2013, together with the changes therein, assuming the SWEPI Transaction (addition of reserves from the acquired SWEPI Properties less reserves sold related to the Pennsylvania Properties) occurred on January 1, 2013. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the twelve-month un-weighted average of first-day-of-the-month prices for the year ended December 31, 2013. All prices are adjusted by property for quality, transportation fees, energy content and regional price differentials. Future production, development costs and asset retirement obligations are based on costs in effect at the end of the year with no escalations. Estimated future net cash flows, net of future income taxes, have been discounted to their present values based on a 10% annual discount rate.

The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair market value of the oil and natural gas reserves. These estimates reflect proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in later years and the risks inherent in reserve estimates. The standardized measure of discounted future net cash flows relating to the Company’s and the SWEPI Transaction’s (addition of reserves from the acquired SWEPI Properties less reserves sold related to the Pennsylvania Properties) proved oil and natural gas reserves consolidated on a pro forma basis is as follows (in thousands):

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

as of December 31, 2013

	Ultra Petroleum Corp.	SWEPI Transaction(2)	Pro Forma
Future cash inflows	$14,861,131	$7,559,022	$22,420,153
Future costs:
Production	(4,540,209)	(2,252,378)	(6,792,587)
Future development costs	(2,014,751)	(1,399,438)	(3,414,189)
Income taxes	(1,897,340)	(1,008,810)	(2,906,150)

Future net cash inflows before 10% discount	6,408,831	2,898,396	9,307,227
10% annual discount factor	(3,220,862)	(1,827,758)	(5,048,620)

Standardized measure	$3,187,969	$1,070,638	$4,258,607

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to the Company’s and the SWEPI Transaction’s proved oil and natural gas reserves consolidated on a pro forma basis (in thousands):

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Changes to the Pro Forma Standardized Measure of Discounted Future Net Cash Flows

for the Year Ended December 31, 2013

	Ultra Petroleum Corp.	SWEPI Transaction(2)	Pro Forma
Standardized measure, beginning of year	$1,894,317	$695,551	$2,589,868
Increases (decreases):
Net revisions of previous quantity estimates	(1,089,316)	4,325	(1,084,991)
Changes in future development costs	(252,992)	10,545	(242,447)
Sales and transfers of oil produced, net of production costs	(720,826)	(47,625)	(768,455)
Net changes in price, net of future production costs	1,204,041	445,601	1,649,642
Development costs incurred during the period that reduce future development costs	171,149	—	171,149
Accretion of discount	226,326	86,845	313,171
Net changes in production rates and other	145,289	(28,763)	116,529
Income taxes	(574,859)	(243,385)	(818,244)
Acquisition of reserves(1)	86,196	—	86,196
Extensions, discoveries and other changes	2,098,644	147,544	2,246,189

Net increase in standardized measure	1,293,652	375,087	1,668,739

Standardized measure, end of year	$3,187,969	$1,070,638	$4,258,607

(1)	On December 12, 2013, the Company completed the acquisition of crude oil assets located in Three Rivers Field in Uintah County, Utah.

(2)	Represents addition of reserves from the acquired SWEPI Properties less reserves sold related to the Pennsylvania Properties.